LEASE AGREEMENT

LESSOR:	CANAVERAL PORT AUTHORITY (CPA) Post Office Box 267 Cape Canaveral, Florida 32920 (407) 783-7831

LESSEE:	EASTERN AMERICAN TEAK CORPORATION 770 Mullet Drive Cape Canaveral, Florida 32920

EFFECTIVE DATE:	February 1, 1991

1. LEASED PROPERTY: The Lessor leases to the Lessee real property as more particularly described in attached Exhibit “A”.

2. TERM: The term of this lease shall be for a period of fifty (50) years commencing February 1, 1991 and ending November 30, 2040.

3. RENT:

(a) Base Rental: The base rental shall be Five Thousand Six Hundred Sixty-Two Dollars and Eighty Cents ($5,662.80) per month plus any applicable State of Florida sales tax that applies and any other tax that may be levied by the State of Florida on commercial leases.

(b) Payment of Rent: Rent shall be paid monthly in advance. The first lease payment shall be due on December 1, 1990. All subsequent lease payments shall be paid on the first day of each month throughout the lease term.

(c) Adjustments to Rent:

(1) The base rental shall apply for the first three (3) years of the lease term.

(2) The base rental shall be increased or decreased for each succeeding three (3) year term of the lease based upon the United States Department of Labor Consumer Price Index for All Urban Consumers for all Items, 1967 base (herein called CPI Index), or any subsequent replacement of an equivalent index by Lessor.

(3) The CPI Index for October, 1990, will be the base figure. The adjustment factors will be determined by comparing the CPI Index for October of each third year with the base figure to determine the adjustment to rent for the succeeding three year term. If the CPI Index has increased the rental will be increased proportionately, and if the CPI Index has decreased the rent will be decreased proportionately.

(4) On December 1, 2015, the base rental shall be adjusted to the current appraised value for the leased property to be effective for the last twenty-five years of the lease term. The appraised value shall be determined by the Lessor’s designated appraiser. The base rental for the last twenty-five years of the lease term shall be adjusted as provided in 3(c)(1), (2) and (3) except that the CPI Index for October, 2015, will be the base figure.

4. SECURITY DEPOSIT:

(1) Lessee shall pay to Lessor Five Thousand Six Hundred Sixty-Two Dollars and Eighty Cents ($5,662.80) as a security deposit. The security deposit shall be held by the Lessor without liability for interest to the Lessee. The security deposit shall be returned to the Lessee at the expiration of the lease term.

(2) Lessor shall have the right during the lease term to apply the security deposit to delinquent rent or to damages resulting from any breach of the lease by Lessee. In the event Lessor is required to expend any portion or all of the security deposit, the Lessee shall pay to the Lessor within five (5) days after written demand all amounts expended by Lessor from the security deposit.

5. USE OF LEASED PREMISES: The leased premises shall be used for the construction of a building or buildings to provide a space shuttle module preparation and processing facility together with office space utilized in support of said facility. The facility will be used to process United States government and commercial space shuttle modules which have no propulsion capabilities of their own and other such uses as may be approved by Lessor and incorporated in this lease by written amendment executed by Lessor and Lessee.

6. SITE PREPARATION REQUIREMENTS: The leased premises require some site preparation. The intent of this paragraph is to provide a level site suitable for construction with appropriate drainage at elevation +13.0 and a mechanism to reimburse the Lessee for this construction effort. The existing elevations are shown on a soil boring map prepared by Gee and Jenson dated November 7, 1988. Locations of the leased premises, the spoil site and the borrow area are shown on attached Exhibit “B”.

(a) The final grade for the leased premises will be approximately +13.

(b) The site work will require removal of approximately 5,000 cubic yards of surface clay and scum to disposal site ADA-1.

(c) It is estimated that approximately 19,000 cubic yards of material will require redistribution on the site of which 5,000 yards is unsuitable for use beneath the building structure and must be replaced with clean borrow material.

(d) The estimated cost of site improvements is $55,000.00 plus $5,000.00 for engineering and contract administration costs.

(e) It is further agreed that reimbursement for site preparation costs shall not exceed $65,000.00.

7. ACCESS ROAD: The leased premises are to be accessed from Grouper Road on the West by means of a road contiguous to the south border line. This road will be constructed by the Lessee, with design subject to the Canaveral Port Authority Engineer’s review, and will remain open and available for public use. The lessor will share in the cost of construction of 300 feet of this road for an amount not to exceed $20,000.00.

8. PROCEDURE FOR SITE PREPARATION AND ROAD CONSTRUCTION: The site preparation and road construction work will be done in the following manner:

(a) Lessee will submit a site and drainage plan and a road construction plan to the Canaveral Port Authority Engineer for review and approval. Site preparation will be based on an average elevation of approximately +13. The road shall have two traffic lanes, L.O.S. - D, and be capable of supporting HS-20 truck loading.

(b) After approval of the site and road construction plans the Lessee will prepare plans and specifications for a lump sum contract with unit price adjustments for the above mentioned site and road construction work for approval by the CPA Engineer.

(c) Lessee will advertise for bids to perform said work in accordance with the statutory bid requirements that govern construction work performed by Lessor.

(d) The bids will be reviewed by the CPA Engineer. The CPA Engineer will authorize Lessee to award the bid to the lowest responsible bidder. In the event the lowest responsible bid is in excess of $75,000.00 the bid award must be approved and authorized by the Lessor.

(e) All unit price change orders will be reviewed and approved by the CPA Engineer prior to the Lessee authorizing a notice to proceed or a change order to the contract.

(f) Lessor will provide spoil site ADA-1 for disposal of the unsuitable clay material located on the leased premises.

(g) Lessor will provide Lessee with sand to be used for fill material on the leased premises from the area designated BORROW. The amount of fill provided is estimated to be 5,000 cubic yards.

9. ABATEMENT OF RENT AND RENT CREDIT: Lessee will bear all of the costs of the site preparation and road construction which costs shall be credited against the rent payments due herein.

(a) Lessee will pay rent as provided in paragraph 3. until a contract is issued for the site work described in paragraph 6. and site work is in progress having a value equal to or greater than the monthly rent.

(b) Lessee will provide Lessor with supporting documentation for all site preparation expenditures on a monthly and cumulative basis. Lessee will be entitled to a rent credit for the total amount expended for site preparation (including the $5,000.00 allowance for engineering and contract administration), provided the maximum credit shall not exceed $85,000.00. At such time as Lessee has received full rental credit for the total cost of site preparation, the rent payments to the Canaveral Port Authority shall continue.

10. USE OF FUELS: No fuels, other than gasoline, diesel, and l.p. gas, will be allowed on the leased premises unless approved by the Lessor and incorporated in this lease by written amendment executed by the Lessor and Lessee.

11. HAZARDOUS WASTE: In the handling of any substances classified as hazardous materials or waste under any federal, state or local law, Lessee, its agents, invitees and any contractor employed by it, must comply with all applicable laws and regulations. If Lessee or its agents causes the discharge or release of hazardous waste materials in violation of any federal, state or local law, and that discharge or release results in damage to the environment, Lessee, at its sole expense, shall restore the affected premises in accordance with acceptable engineering, scientific and construction principles and practices and in accordance with existing laws and regulations.

Lessee shall comply with the following procedure in the event removal of hazardous waste is required:

(a) Lessee, at its expense, shall furnish Lessor a surety bond in an amount necessary to provide all costs of removal of the hazardous waste from the premises. This amount shall be determined by Lessor following an environmental determination, the costs of which shall be paid by Lessee.

(b) During the term of this lease if the leased premises or adjacent premises are contaminated by any substances or their derivatives classified as hazardous waste handled by Lessee, the contamination will be presumed to have been caused by Lessee.

(c) Lessee understands and agrees that it is responsible for complete restoration of the premises and any area it has contaminated before the expiration of this lease. If for any reason such restoration has not been completed before such expiration date, then Lessee is obligated to pay Lessor compensation during such restoration period as determined by the diminution in value of the fair market value of the land or the actual cost of restoration, whichever is greater.

(d) Lessee agrees to indemnify and hold harmless Lessor for any damage or threat of damage to the environment or public health and safety which may arise as a result of each existing pollutant or contaminant. Lessee agrees to indemnify and hold harmless Lessor for any damage or threat of damage to the environment or public health and safety which may arise from the use of the property by Lessee during the term of this lease.

12. COMPLETION OF IMPROVEMENTS: Lessee shall complete the construction of the proposed improvements within five (5) years. If not completed by that date, Lessor shall have the option to extend the time for completion; to cancel the Lease; or to continue the Lease.

13. INDEMNITY: The parties recognize that the Lessee’s use of the property involves operations that are potentially hazardous to other persons and property. In addition to the liability insurance required by this lease, the Lessee agrees to indemnify and hold harmless the Lessor from any and all liability, claims, damages, expenses (including court costs and attorney’s fees), and causes of action of every kind and nature resulting from the actions of the Lessee, its sub-lessees, tenants, employees, agents, contractors, assigns, or successors relative to the operations conducted on the leased premises. The Lessee agreed to defend any and all legal actions which may be brought against the Lessor resulting from Lessee’s use of the leased premises. The Lessee agrees to satisfy, pay and discharge any and all judgments that may be entered against the Lessor resulting from Lessee’s use of the leased premises.

14. SUB-LEASE OR RENTAL: Lessee may not sub-lease or rent the leased premises without the written consent of the Lessor. As a condition of any sub-lease or rental to any legal entity involved in the preparation and processing of satellites on the leased premises, the Lessor will require an indemnity agreement containing provisions similar to paragraph 13. herein. If the sub-lessee or tenant is a subsidiary corporation, the Lessor will require indemnification from the parent corporation. The Lessor will have the sole discretion to determine the financial responsibility of any proposed sub-lessee or tenant and can withhold the consent provided herein if it determines the financial responsibility of any such entity or its parent corporation is inadequate.

15. TERMS AND CONDITIONS OF LEASE: The additional terms of this Lease are set forth in the attached LEASE COVENANTS AND CONDITIONS and incorporated herein by reference.

16. LEASE AMENDMENT: This lease supersedes and replaces the lease dated December 1, 1990, between Lessor and Lessee for a ten (10) year term.

LESSOR:		CANAVERAL PORT AUTHORITY

		By:	/s/ Illegible
Its Chairman/Vice Chairman

ATTEST:	/s/ Illegible
Secretary (CORPORATE SEAL)

STATE OF FLORIDA COUNTY OF BREVARD

The foregoing instrument was acknowledged before me this 20 day of February, 1991, by JERRY W. ALLENDER and THOMAS L. NEWBERN, Chairman and Secretary, respectively, of the CANAVERAL PORT AUTHORITY.

/s/ Illegible
My commission expires: 8/1/94	NOTARY PUBLIC
(SEAL)

LESSEE:	EASTERN AMERICAN TEAK CORPORATION

	By:	/s/ Illegible
Athorized Officer

STATE OF FLORIDA COUNTY OF BREVARD

The foregoing instrument was acknowledged before me this 21 day of February, 1991, by Henry Happel of EASTERN AMERICAN TEAK CORPORATION, a, Florida corporation, on behalf of the corporation.

/s/ Illegible
My commission expires: 8/1/94	NOTARY PUBLIC
(SEAL)

PLAT OF SURVEY FOR

EASTERN AMERICAN TEAK CORPORATION

SURVEYOR’S NOTES:

1.	BEARINGS DEPICTED; HEREON REFER TO CANAVERAL HARBOR CRID SYSTEM.

2.	NO ENCROACHMENTS NOTED.

3.	SUBJECT TO EASEMENTS.

LEGAL DESCRIPTION (SPACEHAB)

A PARCEL OF LAND LYING IN SECTION 10, TOWNSHIP 24 SOUTH, RANGE 37 EAST, TALLAHASEE BASE MERIDIAN, BREVARD COUNTRY, FLORIDA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE SOUTHEAST CORNER OF SAID SECTION 10 (A DEPARTMENT OF NATURAL RESOURCES CERTIFIED SECTION CORNER); THENCE N 90’00’00” W, A DISTANCE OF 3632.33 FEET, THENCE N 00”00’00”E, ALONG THE EASTERLY RIGHT-OF-WAY LINE AND EXTENSION OF GROUPER ROAD, A DISTANCE OF 4600.90 FEET TO THE SOUTHERLY RIGHT-OF-WAY LINE OF STATE ROAD NO. 401; THENCE N 89’59’11” E, ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE, A DISTANCE OF 460.00 FEET TO THE POINT-OF-BEGINNING, (SAID POINT HAVING A STATION OF 264+70 AND A RANGE OF -364.43, CANAVERAL HARBOR GRID SYSTEM), THENCE CONTINUE N 89’59’11” E, ALONG SAID LINE, A DISTANCE OF 580.80 FEET); THENCE S 00’00’00” W, A DISTANCE OF 300.14 FEET, THENCE N 90’00’00” W, A DISTANCE OF 580.80 FEET, THENCE N 00’00’00” E, A DISTANCE OF 300.00 FEET TO THE POINT-OF-BEGINNING.

CONTAINING 4.00 ACRES (174,240 SQUARE FEET) MORE OR LESS AND BEING SUBJECT TO A 10 FOOT EASEMENT FOR A COAST GUARD COMMUNICATIONS BURIED CABLE AND ANY OTHER EASEMENTS AND/OR RIGHTS-OF-WAY OF RECORD.

CERTIFICATE:, I HEREBY CERTIFY THAT THE SURVEY DEPICTED HEREON IS TRUE AND CONNECT AND MEETS MINIMUM TECHNICAL STANDARDS PURSUANT TO CHAPTER 21 HH-G, F.A.C. /s/ V. GOWIN MILLS, P.L.S.	DATE OF SURVEY 6.14.90 SCALE _______ _______	BEACH MAPPING AND SURVEYING 707 MULLETT DRIVE SUIT: 800 P. O. BOX ____ CAPE CANAVERAL, FLORIDA 08020 ________________________
V. GOWIN MILLS, P.L.S. FLORIDA CERTIFICATE NO. 3807	_______ _______

Exhibit “A”

Exhibit “B”

LEASE COVENANTS AND CONDITIONS

1. TAXES: Lessee shall pay all taxes levied upon the leased premises during the lease term including ad valorem real or personal property taxes, intangible taxes and privilege taxes.

2. UTILITIES: Lessee shall be responsible for the payment of all utilities furnished to the leased premises during the lease term, including but not limited to, water, sewer, electricity, telephone, gas and garbage and trash collection.

3. INSPECTION OF LEASED PROPERTY: Prior to the commencement of the lease term, the Lessee shall inspect the leased premises. The Lessee shall be deemed to have accepted the leased premises as improved in its present state without any warranties, express or implied, and the Lessor shall in no event be liable for any latent defects.

4. MAINTENANCE OF LEASED PREMISES:

(a) Lessee shall maintain the leased premises in a clean, safe and sanitary condition. Lessee agrees that all trash and garbage shall be destroyed or otherwise disposed of promptly, and there shall be no family wash displayed on the premises at any time.

(b) Any diesel oil or other petroleum products stored on the leased premises shall be placed in receptacles approved in advance by the Lessor. Any input or discharge from the receptacles on the leased premises shall be subject to such operational control and safeguards as the Lessor and other governmental agencies having jurisdiction may require.

5. REPAIRS AND RENEWAL: The Lessee will, at its own expense and risk, make all repairs and renewals necessary to keep the leased premises and all improvements in a reasonably safe condition and to keep them free from deterioration in value or condition.

6. IMPROVEMENTS:

(a) Prior to the construction of any building or other improvement by the Lessee, plans and specifications including

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such matters as type of construction, location of improvements and fire clearance must be submitted to the Lessor for approval. No work shall be undertaken without the Lessor’s approval. All construction must comply with the Lessor’s rules and regulations.

(b) Lessee agrees to connect its improvements on the leased premises with the central sewage collection system provided by the Lessor to the boundary line of the leased premises. Lessee shall provide sewage collection lines and pumps at its own expense. The Lessee further agrees to pay the initial impact fees and sewage collection charges during the lease term as directed by the Lessor and the City of Cape Canaveral, Florida. Lessee acknowledges that sewer service is provided by the City of Cape Canaveral, Florida.

(c) The Lessee shall also connect the leased premises and facilities located thereon with the potable water supply from the City of Cocoa, Florida, and pay all water service charges as to said leased premises. No cross water connection shall be permitted. The Lessee shall arrange for electric utility services to the leased premises. Lessee agrees that none of its improvements shall interfere with the overall surface and subsurface drainage required by the Lessor.

7. SIGNS: Lessee shall obtain Lessor’s approval of the copy, design, material, type of construction and location of proposed sign before erecting the sign on the leased premises. Lessor’s approval shall not be unreasonably withheld.

8. MECHANICS LIENS: Lessee covenants and agrees to protect Lessor’s reversionary interest in the leased premises from any mechanic liens incurred in connection with erected improvements or other operations by the Lessee or those acting under it upon the leased premises. Lessor shall not be liable for any labor, material or services furnished to Lessee or anyone acting under Lessee upon credit. No mechanic or other liens for such labor, materials or services shall attach to or affect any interest of the Lessor in or to said leased premises.

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9. INSURANCE:

(a) Lessee agrees to maintain insurance fully indemnifying the Lessor from any damage to life or property which may occur on the leased premises and from any liability established against the Lessor as a result of any tortious act or omission by the Lessee or its independent contractors, servants, agents, Invitees or licensees in the construction, maintenance or use of the leased premises. Lessee shall maintain adequate public liability and property damage insurance subject to the approval of the Lessor.

(b) Lessee shall maintain comprehensive general liability insurance including all broad form provisions, blanket contractual liability, and personal injury liability with minimum limits of One Million ($1,000,000) Dollars combined single limits issued by a company authorized to do business in the State of Florida.

(c) Lessor shall be named as an additional insured on all insurance policies required by this paragraph. Lessee shall promptly furnish Lessor a current insurance certificate reflecting said insurance at all times during the term of this lease with Lessor to receive from the carrier any cancellation notice. The insurance certificate shall designate Lessor as an additional insured providing primary coverage on behalf of the Lessor.

10. WORKMEN’S COMPENSATION: In the construction, repair, alteration or removal of improvements on the leased premises by the Lessee, the Lessee shall comply with all requirements as to workmen’s compensation, public liability insurance, permits and the like as required by the Lessor and the laws of the State of Florida.

11. PERMITTING: The Lessee shall be solely responsible for obtaining and paying for all costs of permitting and complying with such permitting conditions as the Lessee’s use of the leased premises requires, including payment to the Lessor of all costs incurred by it at the instance of the Lessee in any and all such permitting procedures.

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12 . NUISANCE: Lessee agrees not to permit to be carried on, upon, in or about said leased premises a public or private nuisance, or any activity which may tend to cause, by increasing the hazard of risk, the increase of insurance premium rates of any kind upon said premises.

13. HABITATION: The leased premises shall not be used as a place of habitation. The Lessee shall not construct or place on the premises any residence, mobile home trailer, tent, or other improvement or shelter to be used for living accommodations, except with the express, prior written permission of the Lessor.

14. RULES AND REGULATIONS: The Lessee agrees to comply with all applicable rules and regulations of the Lessor and other authorized governmental agencies affecting the leased property, including but not limited to those relating to delinquent charges, water pollution, air pollution, sewage disposal, garbage collection and surface water drainage. In the event the Lessor shall require all tenants upon its land to pay any charges for public utilities or other services determined by the Lessor to be mutually beneficial to the Lessee and to the Port, the Lessee shall pay its equitable portion of such charges in accordance with the rules and regulations enacted by the Lessor for that purpose.

15. ASSIGNMENT: It is agreed that the Lessee shall not assign in whole or in part or sublet the rights of the Lessee under this Lease without first having received the written consent of Lessor. Lessor hereby reserves the right to condition approval of any lease assignment or sublease upon the adjustment of rent to the current fair market rate as determined by Lessor at the time of the requested assignment or sublease.

16. REMOVAL OF PROPERTY AFTER LEASE TERMINATION:

(a) Lessee shall not remove any personal property or fixtures from the leased premises if there is any monetary amount due Lessor from Lessee upon expiration or termination of the

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Lease. Such property and fixtures shall be security to the Lessor for payment of any monies due Lessor.

(b) In the event the Lessor does not elect to retain as its property any such improvements and fixtures, the Lessor shall notify the Lessee in writing within the thirty (30) day period following the termination date of the lease to remove all fixtures and improvements and restore the premises to the condition it was in prior to the beginning of Lessee’s initial lease term, normal wear and use excepted. Upon Lessee receiving notice to remove all fixtures and improvements, the Lessee shall have thirty (30) days to complete the removal and restoration of the premises. The Lessee shall leave the sewage facilities on the leased premises in good working order at the termination of this lease.

17. LOSS OR DAMAGE TO LEASED PREMISES: Lessor shall not be responsible for or liable for loss or damage to property of the Lessee located on the leased premises.

18. ENTRY BY LESSOR: The Lessee shall permit the Lessor and its agents to enter the leased premises any day during reasonable hours for the purpose of inspections. It is understood by the Lessee that the Lessor shall have the right, but no obligation, to come on said premises during emergency conditions existing at Port Canaveral for the purpose of eliminating or otherwise mitigating such conditions which imperil the leased premises, adjacent premises or vessels in Port Canaveral.

19. EASEMENTS AND UTILITY USES: The Lessor reserves all existing easements and utility uses on the leased premises whether or not such easements and uses are recorded.

20. EMINENT DOMAIN: It is understood by the parties that this lease does not deprive the Lessor of its powers of eminent domain under State or Federal laws in the event the United States of America should require the exercise of such powers in the use and development of Canaveral Harbor, its channels and canals.

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21. QUIET ENJOYMENT: Lessor covenants that Lessee, upon paying the rent and abiding by the covenants, terms, conditions and stipulations undertaken on its part shall peaceably hold and enjoy the remainder of the leased premises during the lease term, without interruption by the Lessor or any person claiming by, through or under the Lessor, except as to any portion of the leased premises subject to the easement rights granted by the Lessor to the United States of America and its agencies for construction and maintenance of Port Canaveral.

22. DEFAULT: The following shall constitute a default by Lessee:

(a) Failure to pay rent when due and payable.

(b) Failure to correct any breach or default in the terms and condition of the lease with thirty (30) days after written notification by Lessor.

(c) Adjudication of Lessee as a bankrupt, making an assignment for the benefit of creditors, appointment of a receiver for the benefit of creditors, or appointment of a receiver for the leased premises.

(d) Lessor shall have the right to terminate and cancel the lease for any of the defaults enumerated in (a), (b), and (c) after giving Lessee thirty (30) days written notice to correct such default.

(e) Lessor, in addition to the other rights and remedies it has in this lease or in any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Lessee or from others in behalf of Lessee.

(f) It is stipulated and agreed that in the event of the termination of this lease under the provisions of this paragraph, Lessor shall be entitled to recover from Lessee as and for liquidated damages an amount equal to the future unpaid rentals and the future unpaid portions of the annual guaranteed dockage and wharfage to and until the Lessor can cause, by the exercise of reasonable diligence, said leased premises to again

6

produce revenue for the Lessor. The Lessee shall be and remain responsible for any deficit between the income contracted for or under this lease and the amount of revenue realized from the leased premises from others.

23. TIME: Time is of the essence.

24. COMPLIANCE WITH LAWS: Lessee shall comply with all laws, ordinances, rules and regulations of all Federal, state, county and municipal governments now in force or that may be enacted hereafter applicable to Lessee’s use and occupancy of the leased premises. Lessee shall have the right, however, to contest any such law, ordinance, rule or regulation by appropriate legal action provided that such contest is conducted without cost, expense or prejudice to Lessor.

25. NOTICES: All notices shall be in writing and delivered to the addressees listed in this agreement. In the event of any change of address, each party agrees to promptly notify the other party in writing.

26. WAIVER: No waiver of any default or breach of any covenant by either party shall be implied from any omission by either party to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver and then said waiver shall be operative only for the time and to the extend stated. Waiver of any covenant, term or condition contained herein by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition.

27. INTERPRETATION OF AGREEMENT: This agreement shall be interpreted and construed with and in accordance with the laws of the State of Florida.

28. INVALIDITY OF PORTIONS OF THIS AGREEMENT: In the event any portion of this agreement shall be declared invalid, then the remaining portions of the agreement shall survive such invalidity and be valid and enforceable.

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29. ATTORNEY’S FEES: Should either party commence an action against the other to enforce any obligation hereunder or for a determination of its rights or duties hereunder or in connection herewith or in any way relating to the leased premises, the prevailing party shall be entitled to recover a reasonable attorney’s fee and all costs and expenses incurred in such action.

30. DUPLICATE ORIGINALS: This agreement is executed in duplicate, each constituting an original.

31. RECORDING: The Lessee shall promptly record this lease in the public records of Brevard County, Florida, and furnish the recording information to the Lessor. It is agreed that the rights of the Lessee of record shall be terminated upon the Lessor recording in the public records a notice of cancellation of this lease, however, the contractual rights and responsibilities between the Lessor and the Lessee shall remain in full force without creating any lien or claim as to the real property.

32. CAPTIONS: The captions used in this agreement are used for convenience and are not to be construed in interpreting any succeeding portion of the agreement following such caption.

33. ALCOHOLIC BEVERAGES: The sale of alcoholic beverages, including beer and wine, is prohibited on the leased premises.

LESSOR:	CANAVERAL PORT AUTHORITY

LESSEE:	EASTERN AMERICAN TEAK CORPORATION

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MODIFICATION OF FIFTY YEAR LEASE

LESSOR:	CANAVERAL PORT AUTHORITY Post Office Box 267 Cape Canaveral, Florida 32920 (407) 783-7831

LESSEE:	EASTERN AMERICAN TEAK CORPORATION 770 Mullet Drive Cape Canaveral, Florida 32920

The Canaveral Port Authority, a body politic and a body corporate, as Lessor, and Eastern American Teak Corporation, as Lessee, under that certain Fifty (50) Year Lease between them dated February 1, 1991, and recorded in Official Records Book 3121, Page 4396, Public Records of Brevard County, Florida, stipulate and agree to modify paragraph 3.(b) of said lease as follows:

3. RENT:

(b) Payment of Rent: Rent shall be paid monthly in advance. The first lease payment shall be due on February 1, 1991. All subsequent lease payments shall be paid on the first day of each month throughout the lease term.

Except as herein modified, all the terms and conditions of the said Fifty (50) Year Lease shall remain in full force and effect.

LESSOR:	CANAVERAL PORT AUTHORITY

	By:	/s/ JERRY W. ALLENDER
ATTEST		JERRY W. ALLENDER, Chairman

/s/ THOMAS L. NEWBERN
THOMAS L. NEWBERN, Secretary

STATE OF FLORIDA COUNTY OF BREVARD

The foregoing instrument was acknowledged before me this 30 day of December, 1991 by JERRY W. ALLENDER and THOMAS L. NEWBERN, Chairman and Secretary, respectively, of the CANAVERAL PORT AUTHORITY.

/s/ Illegible
My commission expires: 8/1/94	NOTARY PUBLIC-STATE OF FLORIDA
(SEAL)

LESSEE:	EASTERN AMERICAN TEAK CORPORATION

	By:	/s/ Illegible
Authorized Officer

STATE OF FLORIDA COUNTY OF BREVARD

The foregoing instrument was acknowledged before me this 10th day of December, 1991 by Henry Happel of EASTERN AMERICAN TEAK CORPORATION on behalf of the corporation.

/s/ Illegible
My commission expires:	NOTARY PUBLIC-STATE OF FLORIDA
(SEAL)	NOTARY PUBLIC; STATE OF FLORIDA AT LARGE MY COMMISSION EXPIRES MARCH 15, 1995 BONDED THRU HUCKLEBERRY & ASSOCIATES

This instrument prepared by:

Leonard Spielvogel, Esq., of

Dean, Mead, Spielvogel, Goldman & Boyd

Attorneys-at-Law

101 S. Courtenay Parkway

Merritt Island, Florida 32952

File No. 15105/27086

ASSIGNMENT OF LEASE

I.	ASSIGNOR:	EASTERN AMERICAN TECHNOLOGIES CORPORATION
a Florida corporation, formerly known as
Eastern American Teak Corporation
720 Mullet Drive
Cape Canaveral, Florida 32920

II.	ASSIGNEE:	SPACEHAB, INCORPORATED
a Washington Corporation
1595 Spring Hill Road
Vienna, VA 22182

III.	DESCRIPTION OF LEASE ASSIGNED:

Lease Agreement between Canaveral Port Authority, as Lessor, and Eastern American Teak Corporation, a Florida corporation, now known as Eastern American Technologies Corporation, as Lessee, dated February 1, 1991, recorded in Official Records Book 3121, at Page 4396, as amended by Modification of Fifty Year Lease, recorded in Official Records Book 3171, at Page 1458, both of the Public Records of Brevard County, Florida.

IV.	PRIOR ASSIGNMENTS:	None

Assignor assigns to Assignee all of Assignor’s right, title and interest in the above-described leasehold interest. Assignee, from and after date of consent by Canaveral Port Authority, will be liable for performance of all terms and conditions of said Lease and hereby accepts assignment of the Lease and agrees to comply with all of its terms and conditions.

Execution of this instrument will serve to terminate and make of no further force or effect that certain Agreement of Sublease between Assignor and Assignee, dated April 9, 1991, recorded in Official Records Book 3123, at Page 1776, Public Records of Brevard County, Florida.

STATE OF FLORIDA:

COUNTY OF BREVARD:

The foregoing instrument was acknowledged before me this 29 day of August, 1997, by Henry Happel, as _____ President of EASTERN AMERICAN TECHNOLOGIES CORPORATION, a Florida corporation, formerly known as Eastern American Teak Corporation, on behalf of said corporation. He or she is ☒ personally known to me or who ☐ has produced _______________________ identification.

/s/ Illegible
Notary Public, State of Florida

Print Name:

Commission No.

My Commission Expires:

(Seal)

STATE OF VIRGINIA:

COUNTY OF ________ :

The foregoing instrument was acknowledged before me this 28th day of August, 1997, by Margaret _____, as _______ Corporate Secretary of SPACEHAB, Inc. a Washington corporation, on behalf of said corporation. He or she is ☒ personally known to me or who ☐ has produced _______________________ identification.

/s/ Illegible
Notary Public, State of Virginia

Print Name: Illegible

Commission No.

My Commission Expires:

(Seal)

Date: August 29th, 1997

(Corporate Seal) Signed, Sealed and Delivered in the Presence of	EASTERN AMERICAN TECHNOLOGIES CORPORATION, formerly known as Eastern American Teak Corporation

/s/ Illegible	By	/s/ Henry Happel
Witness as to Assignor		Henry Happel, President

Print Name:	Leonard Spielvogel	Address	720 Mullet Drive Cape Canaveral, Fl. 32920

/s/ Illegible
Witness as to Assignor

Print Name:	Darlene D. Jones	(“Assignor”)

(Corporate Seal)		SPACEHAB, INCORPORATED

/s/ Illegible		By	/s/ Illegible
Witness as to Assignee			Vice President 1595 ____ Hill Rd

Print Name:	RODNEY HERTZ	Address	Vienna VA 221_2

/s/ Illegible
Witness as to Assignee

Print Name:	William Dawson	(“Assignee”)

CONSENT TO ASSIGNMENT

LESSOR CANAVERAL PORT AUTHORITY, consents to the foregoing Assignment of Lease.

________ 1997

(Corporate Seal)

CANAVERAL PORT AUTHORITY

/s/ Raymond P. Sharkey	By	/s/ Ralph J. Kennedy
Raymond P. Sharkey, Secretary		Ralph J. Kennedy, Chairman
200 George King Blvd. Cape Canaveral, Fl. 32920

STATE OF FLORIDA:

COUNTY OF BREVARD:

The foregoing instrument was acknowledged before me this 2nd day of Sept 28, 1997, by RALPH & KENNEDY, Chairman of CANAVERAL PORT AUTHORITY, who is ☐ personally known to me or ☒ who has produced _______ as identification.

/s/ J. Garry Rooney
Notary Public, State of Florida

Print Name:

Commission No.

My Commission Expires:

(Seal)

STATE OF FLORIDA:

COUNTY OF BREVARD:

The foregoing instrument was acknowledged before me this 3rd day of Sept. 1997, by Raymond P. Sharkey, Secretary of CANAVERAL PORT AUTHORITY, who is ☑personally known to me or ☐ who has produced _____________________ as identification.

/s/ Diane Denig
Notary Public, State of Florida

Print Name:

Commission No.

My Commission Expires:

(Seal)

ASSIGNMENT OF LEASE

THIS ASSIGNMENT, made this 25 day of April, 2005, by and between SPACEHAB, INCORPORATED, herein after called “ASSIGNOR” and TAMIR SILVERS, LLC, a Florida limited liability company, hereinafter called “ASSIGNEE”.

WITNESSETH

For and in consideration of Ten Dollars ($10.00) and other good and valuable considerations paid by ASSIGNEE to ASSIGNOR, ASSIGNOR does hereby assign, convey, sell and transfer to ASSIGNEE all of the ASSIGNOR’S right, title and interest in and to that certain Fifty Year Lease from the CANAVERAL PORT AUTHORITY to EASTERN AMERICAN TEAK CORPORATION dated February 1, 1991 recorded in Official Records Book 3121, Page 4396, Public Records of Brevard County, as amended by Modification of Fifty Year Lease recorded in Official Records Book 3171, Page 1458, Public Records of Brevard County, as assigned to SPACEHAB INCORPORATED, recorded in Official Records Book 3705, Page 1829, Public Records of Brevard County together with all of ASSIGNOR’S interest in the personal property situate on said leased premises that is and stands as security for the payment of rentals under the same. This assignment shall be effective as of April 25, 2005.

For and in consideration of the forgoing assignment, the ASSIGNEE does hereby agree to assume all of the rights and responsibilities and abide by all of the terms and conditions of the aforesaid Lease in its capacity as LESSEE of same.

Signed, sealed and delivered in our presence by ASSIGNOR:	ASSIGNOR:

/s/ Illegible	/s/ Illegible
Illegible	SPACEHAB INCORPORATED

/s/ Illegible
Illegible

Signed, sealed and delivered in our presence by ASSIGNOR:	ASSIGNEE:

/s/ Illegible	/s/ Illegible
Illegible	TAMIR SILVERS, LLC

/s/ Illegible
Illegible

STATE OF FLORIDA

COUNTY OF BREVARD

The foregoing instrument was acknowledged before ___ this 25 day of April, 2005, by ________ of SPACEHAB, INCORPORATED, a Washington corporation, on behalf of the corporation.

/s/ Illegible
Notary Public
My Commission No.

STATE OF FLORIDA

COUNTY OF BREVARD

The foregoing instrument was acknowledged before me this 25 day of April, 2005, by __________ of TAMIR SILVERS. LLC, a Florida limited liability company, on behalf of the company.

/s/ Illegible
Notary Public
My Commission No.

CONSENT TO ASSIGNMENT

The undersigned, Carnaveral Port Authority, hereby comments to the above and foregoing Assignment of Lease and Assumption of Lease without release of the Assignor from the same and without limitation of Lessor’s recourse under said lease.

CANAVERAL PORT AUTHORITY

By:	/s/ Illegible
Its Chairman Vice Chairman

STATE OF FLORIDA

COUNTY OF BREVARD

The foregoing instrument was acknowledged before me this 25th day of April, 2005, by Raymond P Sharkey of CANAVERAL PORT AUTHORITY.

/s/ Diane Denig
Notary Public
My Commission No.